SoundView Home Loan Trust 2006-OPT4

$980,500,000 (Approximate)
Offered Certificates

Financial Asset Securities Corp.
Depositor

Option One Mortgage Corporation
Seller, Originator and Servicer

Lead Underwriter

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Patrick Leo	(203) 618-2952
Greg McSweeney	(203) 618-2429

Trading
Ron Weibye	(203) 625-6160
Peter McMullin	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Keith Smith	(212) 438-1643

Moody’s
Cecilia Lam	(415) 274-1727

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet                          Date Prepared: May 12, 2006

$980,500,000 (Approximate)
Offered Certificates
SoundView Home Loan Trust 2006-OPT4

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate
Class(1,3,4)	Amount ($)	Call/Mat (2)	(Mths) Call/Mat(2) CallWindow(3)*	(Moody’s/S&P)	Distribution Date	Type
I-A-1	$321,226,000	Not Marketed Hereby		[Aaa/AAA]	June 2036	Fltg Rate Group I Senior
II-A-1	$260,789,000	1.00 / 1.00	1-22 / 1-22	[Aaa/AAA]	June 2036	Fltg Rate Group II Senior
II-A-2	$75,758,000	2.00 / 2.00	22-27 / 22-27	[Aaa/AAA]	June 2036	Fltg Rate Group II Senior
II-A-3	$108,517,000	3.46 / 3.46	27-72 / 27-72	[Aaa/AAA]	June 2036	Fltg Rate Group II Senior
II-A-4	$37,710,000	6.08 / 8.60	72-73 / 72-176	[Aaa/AAA]	June 2036	Fltg Rate Group II Senior
M-1	$72,500,000	4.05 / 4.05	41-69 / 41-69	[Aa2/AA]	June 2036	Fltg Rate Subordinate
M-2	$21,500,000	6.06 / 8.06	69-73 / 69-143	[Aa3/AA]	June 2036	Fltg Rate Subordinate
M-3	$18,500,000	4.33 / 4.74	40-73 / 40-120	[A1/A+]	June 2036	Fltg Rate Subordinate
M-4	$17,500,000	4.30 / 4.66	39-73 / 39-113	[A2/A]	June 2036	Fltg Rate Subordinate
M-5	$17,500,000	4.27 / 4.58	38-73 / 38-105	[A3/A]	June 2036	Fltg Rate Subordinate
M-6	$12,000,000	4.24 / 4.47	38-73/ 38-95	[Baa1/A-]	June 2036	Fltg Rate Subordinate
M-7	$10,000,000	4.24 / 4.35	37-73 / 37-86	[Baa2/BBB+]	June 2036	Fltg Rate Subordinate
M-8	$7,000,000	4.16 / 4.17	37-73 / 37-75	[Baa3/BBB]	June 2036	Fltg Rate Subordinate
M-9(5)	$9,500,000	Privately Offered Certificates		[NR/BBB-]	June 2036	Fltg Rate Subordinate
Total:	$990,000,000

(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans. The certificate principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are priced to call. The margins on the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are equal to 1.5x the original margins after the clean-up call date.

(4)	See “Net WAC Rate” herein.
(5)
The Class M-9 Certificates (as defined herein) will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to Qualified Institutional Buyers. The Class M-9 Certificates are described herein because their amount, structure, collateral, rights, risks and other characteristics affect the amount, structure, collateral, rights, risks and other characteristics of the Offered Certificates.

Depositor:                                     Financial Asset Securities Corp.

Originator, Seller and
Servicer:                                        Option One Mortgage Corporation (“Option One”).

Lead Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Co-Managers:                              Wachovia Capital Markets LLC.

Trustee and Swap
Administrator:                             Deutsche Bank National Trust Company.

Loss Mitigation Advisor:           Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Swap Provider:	TBD.

Pool Insurer:
Mortgage Guaranty Insurance Corporation. The Pool Insurer will issue a mortgage pool insurance policy (the “Pool Policy”). The Pool Policy will provide coverage for credit losses on covered loans, once cumulative losses on such covered loans reach 6.75% of the aggregate principal balance of the covered loans as of the Cut-off Date up to a limit of 10.10%, of the aggregate principal balance of the covered loans as of the Cut-off Date. Approximately 98.63% of the Group I Mortgage Loans and approximately 91.03% of the Group II Mortgage Loans, are subject to insurance coverage provided by the Pool Policy. The amount of coverage under the Pool Policy is limited in amount and payment is subject to certain conditions and limitations as set forth in the Pool Policy.

Offered Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (collectively, the “Group II Certificates”) are referred to herein as the “Senior Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are collectively referred to herein as the “Subordinate Certificates.” The Senior Certificates and the Subordinate Certificates (other than the Class M-9 Certificates) are collectively referred to herein as the “Offered Certificates.” The Class M-9 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to Qualified Institutional Buyers, the “Privately Offered Certificates.” The Offered Certificates and the Privately Offered Certificates are collectively referred to herein as the “Certificates.”

Federal Tax Status:	It is anticipated that the Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	May 1, 2006.

Expected Pricing Date:              On or about May [16], 2006.

Expected Closing Date:             On or about May 26, 2006.

Expected Settlement Date:        On or about May 26, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in June 2006.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
Subject to the considerations in the Prospectus Supplement, it is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:
Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:	115% PPC (100% PPC: 4.00% CPR in month 1, increased by approximately 1.455% each month to 20.00% CPR in month 12, and remaining at 20.00% CPR thereafter).
ARM Loans:
100% PPC (100% PPC: 2.00% in month 1, increased by approximately 2.545% each month to 30.00% CPR in month 12, remaining constant at 30.00% CPR through month 23, increasing to 60.00% CPR in month 24 and remaining constant at 60.00% CPR until month 27 and decreasing to 35.00% CPR in month 28 and remaining constant at 35.00% CPR from month 28 and thereafter), provided, however, the prepayment rate will not exceed 90% CPR in any period under any scenario.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans is expected to be approximately $1,000,000,000, of which: (i) approximately $399,534,517 will consist of a pool of conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $600,465,483 will consist of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).

Statistical Mortgage Loans:    The detailed statistical collateral information presented herein describes a sample pool of mortgage loans (the "Statistical Mortgage Loans") which does not necessarily consist of mortgage loans to be included in the trust.

                                                       However, it is expected that the information set forth herein with respect to the Statistical Mortgage Loans is generally representative of the characteristics of the Mortgage Loans expected to be in the trust, subject to minor variances.

                                       With respect to approximately 16.00% of the Statistical Mortgage Loans, Option One also originated a second lien mortgage loan at the time of originating the first lien mortgage loan.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:                             The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such Class and (ii) the Maximum Cap.

Adjusted Net Mortgage Rate:   The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee Rate (ii) the trustee fee rate and (iii) the Loss Mitigation Advisor fee.

Adjusted Net Maximum
Mortgage Rate:                           The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the loan rate in the case of any fixed-rate Mortgage Loan) less the sum of (i) the Servicing Fee Rate (ii) the trustee fee rate and (iii) the Loss Mitigation Advisor fee.

Net WAC Rate:                            The “Net WAC Rate” for any Distribution Date, will be equal to the annual rate equal to the product of (a) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in the prior calendar month less a percentage, the numerator of which is the net swap payment and swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the prior calendar month and (b) a fraction whose numerator is 30 and whose denominator is the actual number of days in the related Accrual Period.

Maximum Cap:                           The “Maximum Cap” on each Class of Certificates will be the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans plus a fraction expressed as a percentage, the numerator of which is the Net Swap Payment received by the trust from the Swap Provider and the denominator of which is the aggregate principal balance of the Mortgage Loans in the prior calendar month, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net WAC Rate
Carryover Amount:                    If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:                 Consists of the following:
1) Excess Cashflow;
2) Swap Agreement;
3) Pool Policy;
4) The Overcollateralization Amount; and,
5) Subordination.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:                        On the Closing Date, the Trustee will enter into a Swap Agreement with a notional amount equal to, on each Distribution Date, the lesser of (a) the notional amounts as show in the Swap Schedule herein and (b) the outstanding principal amount of the Certificates. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to [5.490]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider (on an actual/360 basis), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. In the event that a Swap Termination Payment is paid to the Trust and a new successor swap provider is not found, such amount will remain in a reserve fund and only the Net Swap Payment that would normally be paid to the trust (assuming no Swap Termination Payment is made) is distributed through the swap waterfall. In the event that the Trust is required to make a Swap Termination Payment, such payment generally will be paid prior to distributions to Certificateholders.

Overcollateralization
Amount:                                        The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:                          Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 2.00% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:                           The earlier to occur of
(i)   the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii)  the later to occur of
(x)  the Distribution Date occurring in June 2009 and
(y)  the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 39.20%.

Credit Enhancement
Percentage:                                 The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [40.80]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
June 2008 - May 2009	[1.75]% for June 2008, plus 1/12 of [2.20]% thereafter
June 2009 - May 2010	[3.95]% for June 2009, plus 1/12 of [2.25]% thereafter
June 2010 - May 2011	[6.20]% for June 2010, plus 1/12 of [1.80]% thereafter
June 2011 - May 2012	[8.00]% for June 2011, plus 1/12 of [0.95]% thereafter
June 2012 - May 2013	[8.95]% for June 2012, plus 1/12 of [0.05]% thereafter
June 2013 and thereafter	[9.00]%

Expected Credit Support
Percentages:
	Rating (M/S)	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	[Aaa/AAA]	19.60%	39.20%
Class M-1	[Aa2/AA]	12.35%	24.70%
Class M-2	[Aa3/AA]	10.20%	20.40%
Class M-3	[A1/A+]	8.35%	16.70%
Class M-4	[A2/A]	6.60%	13.20%
Class M-5	[A3/A]	4.85%	9.70%
Class M-6	[Baa1/A-]	3.65%	7.30%
Class M-7	[Baa2/BBB+]	2.65%	5.30%
Class M-8	[Baa3/BBB]	1.95%	3.90%
Class M-9	[NR/BBB-]	1.00%	2.00%

Realized Losses:                         Approximately 98.63% of the Group I Mortgage Loans and approximately 91.03% of the Group II Mortgage Loans, are subject to insurance coverage provided by the Pool Policy. The amount of coverage under the Pool Policy is limited in amount and payment is subject to certain conditions and limitations as set forth in the Pool Policy.

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Priority of Distributions:           Available funds from the Mortgage Loans will be distributed as follows:

1)     Interest funds, as follows: first to pay servicing fees and trustee fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Class A Certificates, generally from the related loan group, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates, and twelfth, monthly interest to the Class M-9 Certificates.

2)     Principal funds, as follows: monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", and lastly monthly principal to the Class M-9 Certificates as described under "Principal Paydown".

3)     Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates.

4)    Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Class A Certificates, pro-rata and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement.

5)    Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:                  Principal distributed to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero. In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, and ix) the Class M-9 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, such that the Senior Certificates will have at least 39.20% credit enhancement, second to the Class M-1 and Class M-2 Certificates, sequentially, such that both the Class M-1 and Class M-2 Certificates will have at least 20.40% credit enhancement, third to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 16.70% credit enhancement, fourth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 13.20% credit enhancement, fifth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 9.70% credit enhancement, sixth to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 7.30% credit enhancement, seventh to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 5.30% credit enhancement, eighth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 3.90% credit enhancement, and ninth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 2.00% credit enhancement (subject, in each case, to any overcollateralization floors).

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,

On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Swap Agreement;

(iii)	to the Class A Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(iv)	to the Mezzanine Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(v)
to the Class A Certificates and the Mezzanine Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vi)	to the Mezzanine Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(vii)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A and Mezzanine Certificates to such Certificates first, pro rata, to the Class A Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Total Statistical Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,000,000,000	$14,409	$1,647,909
Average Scheduled Principal Balance	$180,668
Number of Mortgage Loans	5,535

Weighted Average Gross Coupon	8.277%	5.050%	14.350%
Weighted Average FICO Score	619	500	813
Weighted Average Combined Original LTV	81.06%	9.51%	103.00%
Weighted Average Debt-to-Income	42.77%	3.82%	61.69%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	355 months	105 months	360 months
Weighted Average Seasoning	3 months	0 months	37 months

Weighted Average Gross Margin	6.123%	1.500%	9.500%
Weighted Average Minimum Interest Rate	8.137%	5.050%	12.700%
Weighted Average Maximum Interest Rate	14.118%	8.750%	19.500%
Weighted Average Initial Rate Cap	2.988%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	1.500%
Weighted Average Months to Roll	23 months	1 months	179 months

Maturity Date		Feb 1 2015	May 1 2036
Maximum Zip Code Concentration	0.28%	90731

ARM	81.01%
Fixed Rate	18.99%

15/15 6 MO LIBOR	0.02%
2/13 6 MO LIBOR	0.04%
2/28 6 MO LIBOR	45.07%
2/28 6 MO LIBOR 40/30 Balloon	18.10%
2/28 6 MO LIBOR IO	10.90%
3/12 6 MO LIBOR	0.08%
3/27 6 MO LIBOR	2.10%
3/27 6 MO LIBOR 40/30 Balloon	0.94%
3/27 6 MO LIBOR IO	0.20%
5/25 6 MO LIBOR	1.78%
5/25 6 MO LIBOR 40/30 Balloon	0.79%
5/25 6 MO LIBOR IO	0.85%
6 MO LIBOR	0.13%
Fixed Rate 10 Yr	0.02%
Fixed Rate 15 Yr	0.45%
Fixed Rate 20 Yr	0.24%
Fixed Rate 20 Yr Rate Reduction	0.01%
Fixed Rate 30 Yr	15.27%
Fixed Rate 30 Yr 5Yr IO	0.47%
Fixed Rate 30 Yr Rate Reduction	0.16%
Fixed Rate 40/30 Balloon	2.38%

Interest Only	12.42%
Not Interest Only	87.58%

Prepay Penalty: 0 months	27.85%
Prepay Penalty: 12 months	9.00%
Prepay Penalty: 24 months	50.50%
Prepay Penalty: 30 months	0.15%
Prepay Penalty: 36 months	12.50%

First Lien	94.07%
Second Lien	5.93%

Full Documentation	62.88%
Lite Documentation	0.77%
No Documentation	0.67%
Stated Income Documentation	35.67%

Cash Out Refinance	57.80%
Purchase	34.93%
Rate/Term Refinance	7.27%

2-4 Units Attached	2.10%
2-4 Units Detached	5.86%
Condo Conversion Attached	0.28%
Condo High-Rise Attached	0.54%
Condo Low-Rise Attached	4.42%
Condo Low-Rise Detached	0.00%
Condotel Attached	0.13%
Manufactured Housing	2.38%
PUD Attached	1.62%
PUD Detached	9.63%
Single Family Attached	2.28%
Single Family Detached	70.75%

Non-owner	4.97%
Primary	92.70%
Second Home	2.32%

Top 5 States:
California	21.63%
Florida	12.46%
New York	7.98%
Massachusetts	6.72%
Texas	5.45%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	907	26,969,278.79	2.70%	11.210	352	97.40	628
50,000.01 - 100,000.00	1,232	91,135,885.04	9.11%	9.969	352	83.28	612
100,000.01 - 150,000.00	1,029	128,179,126.21	12.82%	8.915	355	81.21	611
150,000.01 - 200,000.00	675	117,555,666.89	11.76%	8.433	355	80.03	611
200,000.01 - 250,000.00	443	99,148,892.64	9.91%	8.252	356	80.05	612
250,000.01 - 300,000.00	313	86,038,855.21	8.60%	7.934	355	80.83	619
300,000.01 - 350,000.00	245	79,444,576.47	7.94%	7.728	356	81.42	611
350,000.01 - 400,000.00	176	65,803,435.49	6.58%	7.704	357	81.65	630
400,000.01 - 450,000.00	129	54,577,190.90	5.46%	7.746	357	82.10	629
450,000.01 - 500,000.00	106	50,486,979.22	5.05%	7.546	356	82.07	632
500,000.01 - 550,000.00	70	36,853,664.13	3.69%	7.603	357	83.12	630
550,000.01 - 600,000.00	53	30,577,866.30	3.06%	7.650	357	84.06	628
600,000.01 - 650,000.00	32	20,064,104.07	2.01%	7.612	357	80.88	627
650,000.01 - 700,000.00	23	15,531,183.65	1.55%	7.917	349	84.38	625
700,000.01 - 750,000.00	12	8,764,320.08	0.88%	7.725	357	82.18	637
750,000.01 - 800,000.00	13	10,175,218.30	1.02%	7.010	341	80.54	635
800,000.01 - 850,000.00	15	12,372,537.69	1.24%	7.832	356	80.60	613
850,000.01 - 900,000.00	12	10,530,747.56	1.05%	7.299	356	71.13	648
900,000.01 - 950,000.00	9	8,326,440.18	0.83%	7.390	356	70.29	595
950,000.01 - 1,000,000.00	6	5,831,908.05	0.58%	6.732	354	76.03	647
1,000,000.01+	35	41,632,123.13	4.16%	7.274	356	66.98	629
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	6	3,038,410.46	0.30%	5.290	351	77.89	710
5.500 - 5.999	92	28,908,959.51	2.89%	5.819	347	77.40	681
6.000 - 6.499	155	54,993,787.72	5.50%	6.263	352	76.01	652
6.500 - 6.999	395	127,251,194.53	12.73%	6.770	355	77.54	646
7.000 - 7.499	405	114,658,846.72	11.47%	7.263	356	79.87	638
7.500 - 7.999	637	171,673,538.87	17.17%	7.737	355	79.23	624
8.000 - 8.499	506	107,751,609.28	10.78%	8.236	356	82.73	615
8.500 - 8.999	646	123,503,803.19	12.35%	8.728	357	81.75	603
9.000 - 9.499	407	70,121,764.35	7.01%	9.215	357	82.57	591
9.500 - 9.999	490	62,827,382.33	6.28%	9.725	355	83.09	591
10.000 -10.499	303	34,739,514.01	3.47%	10.224	355	82.26	587
10.500 -10.999	371	33,878,284.41	3.39%	10.707	355	86.62	592
11.000 -11.499	284	21,520,593.63	2.15%	11.204	355	88.71	591
11.500 -11.999	391	23,963,358.16	2.40%	11.731	356	87.63	586
12.000 -12.499	248	13,502,209.79	1.35%	12.178	356	90.34	584
12.500 -12.999	153	6,034,049.81	0.60%	12.695	350	96.89	595
13.000 -13.499	39	1,286,246.38	0.13%	13.121	355	96.85	594
13.500 -13.999	5	301,378.69	0.03%	13.772	358	84.73	604
14.000 -14.499	2	45,068.16	0.00%	14.234	353	81.58	531
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	359	66,900,950.43	6.69%	9.581	356	74.68	513
525-549	348	66,013,648.00	6.60%	9.487	355	76.21	538
550-574	436	80,702,445.72	8.07%	8.802	357	77.32	564
575-599	1,058	159,090,678.61	15.91%	8.398	356	79.79	587
600-624	1,027	171,424,366.68	17.14%	8.157	356	82.13	612
625-649	843	164,306,906.06	16.43%	8.042	355	83.08	636
650-674	551	111,583,654.11	11.16%	7.865	356	82.91	661
675-699	413	86,207,014.29	8.62%	7.666	353	83.87	687
700+	438	88,276,558.07	8.83%	7.378	352	84.80	733
None	62	5,493,778.03	0.55%	9.775	354	73.48	0
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	148	28,603,069.97	2.86%	7.915	352	40.71	596
50.00- 54.99	66	14,413,356.05	1.44%	7.969	355	52.91	610
55.00- 59.99	85	18,663,445.71	1.87%	7.735	349	57.71	593
60.00- 64.99	167	36,366,347.49	3.64%	8.120	349	62.45	594
65.00- 69.99	214	56,740,130.03	5.67%	8.124	353	66.53	589
70.00- 74.99	265	67,229,403.00	6.72%	7.951	355	71.63	608
75.00- 79.99	324	77,113,825.50	7.71%	8.090	355	76.65	606
80.00	1,388	266,875,315.58	26.69%	7.962	356	80.00	623
80.01- 84.99	148	36,391,936.72	3.64%	7.668	356	83.22	628
85.00- 89.99	362	80,029,240.13	8.00%	8.125	356	86.12	623
90.00- 94.99	568	139,970,683.90	14.00%	8.225	356	90.41	632
95.00- 99.99	518	95,477,634.43	9.55%	8.843	357	95.11	617
100.00	995	59,053,744.79	5.91%	10.229	356	100.00	646
100.01+	287	23,071,866.70	2.31%	9.650	353	102.89	663
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	148	28,603,069.97	2.86%	7.915	352	40.71	596
50.00- 54.99	65	13,214,186.07	1.32%	7.980	355	52.86	608
55.00- 59.99	85	18,663,445.71	1.87%	7.735	349	57.71	593
60.00- 64.99	163	36,826,875.02	3.68%	8.091	350	62.13	595
65.00- 69.99	210	56,048,595.43	5.60%	8.088	353	66.53	590
70.00- 74.99	261	66,270,499.65	6.63%	7.973	355	71.60	606
75.00- 79.99	301	73,261,775.46	7.33%	8.106	355	76.43	603
80.00	484	105,036,603.04	10.50%	8.486	355	80.00	590
80.01- 84.99	138	34,832,018.81	3.48%	7.715	356	82.89	629
85.00- 89.99	361	79,769,496.91	7.98%	8.133	356	86.09	622
90.00- 94.99	571	141,199,107.33	14.12%	8.223	356	90.20	632
95.00- 99.99	553	103,220,355.80	10.32%	8.761	357	93.97	619
100.00	1,691	183,955,737.57	18.40%	8.496	357	86.48	640
100.01+	504	59,098,233.23	5.91%	8.290	354	88.99	665
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	3	191,495.64	0.02%	9.523	115	69.22	627
180	48	5,681,727.87	0.57%	7.821	174	67.74	661
240	20	2,448,584.07	0.24%	8.461	236	71.90	597
360	5,464	991,678,192.42	99.17%	8.279	357	81.16	619
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	3	191,495.64	0.02%	9.523	115	69.22	627
121-180	48	5,681,727.87	0.57%	7.821	174	67.74	661
181-240	20	2,448,584.07	0.24%	8.461	236	71.90	597
301-360	5,464	991,678,192.42	99.17%	8.279	357	81.16	619
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	151	23,818,681.18	2.38%	8.221	355	78.20	622
20.01 -25.00	222	32,899,653.91	3.29%	8.515	356	79.72	619
25.01 -30.00	329	46,348,268.04	4.63%	8.591	355	79.88	608
30.01 -35.00	576	92,744,395.69	9.27%	8.356	354	78.81	615
35.01 -40.00	792	139,256,851.62	13.93%	8.399	355	80.39	614
40.01 -45.00	1,076	195,791,393.07	19.58%	8.344	355	81.61	621
45.01 -50.00	1,147	218,685,078.57	21.87%	8.241	356	82.23	621
50.01 -55.00	916	182,159,260.18	18.22%	8.169	356	81.62	621
55.01 -60.00	292	60,446,273.60	6.04%	7.811	353	81.23	617
60.01+	6	1,162,343.63	0.12%	8.130	358	83.46	641
None	28	6,687,800.51	0.67%	7.843	354	79.93	714
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	3,639	810,057,909.42	81.01%	8.143	356	80.61	615
Fixed Rate	1,896	189,942,090.58	18.99%	8.847	350	83.01	636
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	8	238,523.91	0.02%	10.108	356	99.46	616
2/13 6 MO LIBOR	3	356,367.72	0.04%	7.231	171	73.44	630
2/28 6 MO LIBOR	2,429	450,734,225.27	45.07%	8.576	356	80.17	603
2/28 6 MO LIBOR 40/30 Balloon	611	181,013,579.53	18.10%	7.743	358	82.63	624
2/28 6 MO LIBOR IO	318	109,004,309.12	10.90%	7.281	356	80.49	638
3/12 6 MO LIBOR	1	776,857.72	0.08%	5.600	172	66.67	711
3/27 6 MO LIBOR	91	21,042,747.12	2.10%	8.486	357	78.26	606
3/27 6 MO LIBOR 40/30 Balloon	34	9,401,646.21	0.94%	7.798	358	81.46	631
3/27 6 MO LIBOR IO	8	1,979,410.76	0.20%	7.503	355	83.57	677
5/25 6 MO LIBOR	82	17,819,191.85	1.78%	7.458	355	76.27	643
5/25 6 MO LIBOR 40/30 Balloon	26	7,871,530.98	0.79%	7.262	358	79.08	649
5/25 6 MO LIBOR IO	20	8,496,852.12	0.85%	6.825	356	77.41	664
6 MO LIBOR	8	1,322,667.11	0.13%	8.631	353	83.11	599
Fixed Rate 10 Yr	3	191,495.64	0.02%	9.523	115	69.22	627
Fixed Rate 15 Yr	44	4,548,502.43	0.45%	8.247	175	67.48	655
Fixed Rate 20 Yr	19	2,397,634.93	0.24%	8.384	236	71.83	598
Fixed Rate 20 Yr Rate Reduction	1	50,949.14	0.01%	12.100	239	75.00	555
Fixed Rate 30 Yr	1,723	152,652,110.05	15.27%	9.124	356	84.98	636
Fixed Rate 30 Yr 5Yr IO	11	4,738,029.19	0.47%	6.819	354	75.40	638
Fixed Rate 30 Yr Rate Reduction	15	1,607,132.21	0.16%	11.097	355	67.01	537
Fixed Rate 40/30 Balloon	80	23,756,236.99	2.38%	7.466	358	77.13	639
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	357	124,218,601.19	12.42%	7.236	356	80.13	640
Not Interest Only	5,178	875,781,398.81	87.58%	8.424	355	81.19	616
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,856	278,512,208.97	27.85%	8.696	354	81.06	617
Prepay Penalty: 12 months	266	89,966,167.88	9.00%	7.850	354	79.15	627
Prepay Penalty: 24 months	2,757	505,020,781.51	50.50%	8.239	357	82.03	615
Prepay Penalty: 30 months	6	1,479,892.26	0.15%	7.474	357	84.26	658
Prepay Penalty: 36 months	650	125,020,949.38	12.50%	7.815	353	78.49	634
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,254	940,669,626.83	94.07%	8.089	355	80.04	618
Second Lien	1,281	59,330,373.17	5.93%	11.250	354	97.33	642
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	4,126	628,831,746.04	62.88%	8.302	355	82.84	612
Lite Documentation	26	7,706,665.89	0.77%	8.834	358	74.82	607
No Documentation	29	6,746,334.34	0.67%	7.875	354	80.13	714
Stated Income Documentation	1,354	356,715,253.73	35.67%	8.228	355	78.08	630
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,467	577,954,661.66	57.80%	8.116	355	77.72	608
Purchase	2,671	349,323,287.18	34.93%	8.531	356	86.73	640
Rate/Term Refinance	397	72,722,051.16	7.27%	8.333	355	80.41	607
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	72	21,006,356.52	2.10%	8.262	356	79.40	644
2-4 Units Detached	243	58,584,770.01	5.86%	8.189	356	81.42	641
Condo Conversion Attached	11	2,769,834.57	0.28%	8.441	358	83.69	656
Condo High-Rise Attached	27	5,400,172.47	0.54%	8.685	325	84.12	665
Condo Low-Rise Attached	270	44,195,433.67	4.42%	8.476	356	83.08	637
Condo Low-Rise Detached	1	43,186.99	0.00%	9.750	353	103.00	691
Condotel Attached	3	1,328,029.67	0.13%	7.712	355	79.58	635
Manufactured Housing	186	23,760,338.88	2.38%	8.564	349	78.67	656
PUD Attached	111	16,214,921.31	1.62%	8.431	356	84.57	616
PUD Detached	413	96,315,815.31	9.63%	8.117	357	81.65	614
Single Family Attached	174	22,841,478.71	2.28%	8.613	355	83.16	618
Single Family Detached	4,024	707,539,661.89	70.75%	8.267	355	80.77	615
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	280	49,714,118.48	4.97%	9.059	356	84.30	651
Primary	5,166	927,043,411.33	92.70%	8.244	355	80.87	617
Second Home	89	23,242,470.19	2.32%	7.917	354	81.92	650
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	251	55,943,390.29	5.59%	8.676	355	77.88	571
AA	669	138,453,503.02	13.85%	8.711	357	80.67	577
AA+	4,194	733,448,226.20	73.34%	8.031	355	82.42	636
AAA	8	939,252.26	0.09%	8.113	355	81.07	662
B	217	40,612,182.91	4.06%	9.347	356	72.21	556
C	114	17,506,748.90	1.75%	9.729	356	71.41	549
CC	80	12,954,850.91	1.30%	10.501	355	62.80	563
NG	2	141,845.51	0.01%	11.017	334	92.57	658
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	52	5,418,021.68	0.54%	8.546	352	84.96	623
Alaska	1	170,966.10	0.02%	9.250	359	95.00	600
Arizona	120	18,592,232.28	1.86%	8.247	356	82.17	619
Arkansas	28	2,847,723.19	0.28%	9.663	342	85.72	613
California	668	216,272,808.14	21.63%	7.570	357	79.49	631
Colorado	75	11,449,675.80	1.14%	7.994	356	81.81	617
Connecticut	77	14,977,079.17	1.50%	8.106	357	79.29	626
Delaware	8	1,595,718.89	0.16%	7.484	355	79.02	642
District of Columbia	17	3,472,202.56	0.35%	8.683	355	77.90	602
Florida	657	124,569,198.60	12.46%	8.312	355	80.27	619
Georgia	155	20,120,593.25	2.01%	8.842	356	84.71	610
Hawaii	39	16,724,548.90	1.67%	7.507	353	77.20	635
Idaho	22	2,277,784.00	0.23%	9.369	357	77.60	599
Illinois	165	27,149,560.70	2.71%	8.786	356	84.65	601
Indiana	96	8,895,397.89	0.89%	9.265	356	86.82	613
Iowa	20	1,660,032.30	0.17%	9.348	355	87.92	604
Kansas	11	562,364.51	0.06%	10.543	356	91.66	611
Kentucky	59	5,007,427.70	0.50%	8.812	348	87.20	610
Louisiana	61	5,533,713.80	0.55%	9.007	356	85.34	616
Maine	52	7,130,480.74	0.71%	8.819	356	85.46	625
Maryland	139	30,447,487.79	3.04%	8.215	354	79.88	620
Massachusetts	252	67,156,000.09	6.72%	7.985	355	78.20	623
Michigan	280	31,577,278.62	3.16%	9.204	356	83.75	595
Minnesota	38	6,776,655.10	0.68%	8.689	356	82.95	612
Mississippi	22	1,721,808.53	0.17%	9.612	357	85.21	609
Missouri	68	5,723,379.15	0.57%	9.997	356	87.20	592
Montana	6	1,205,992.13	0.12%	8.603	358	69.01	568
Nebraska	10	783,346.44	0.08%	9.130	356	83.09	610
Nevada	81	16,971,041.84	1.70%	8.105	356	80.23	621
New Hampshire	46	6,974,223.31	0.70%	8.055	356	80.08	608
New Jersey	149	39,472,083.16	3.95%	8.491	357	79.08	617
New York	286	79,784,201.04	7.98%	8.025	354	78.11	629
North Carolina	130	14,556,994.37	1.46%	8.901	355	84.21	612
North Dakota	3	387,871.96	0.04%	10.091	356	86.86	572
Ohio	188	20,318,825.83	2.03%	8.981	356	85.31	603
Oklahoma	62	4,754,872.25	0.48%	9.595	353	87.35	591
Oregon	55	9,870,728.79	0.99%	8.582	356	83.72	632
Pennsylvania	165	19,048,023.33	1.90%	8.919	355	84.58	607
Rhode Island	58	12,212,752.47	1.22%	8.048	357	81.60	625
South Carolina	64	7,317,465.62	0.73%	8.847	353	83.14	611
South Dakota	9	924,257.23	0.09%	8.819	358	87.75	634
Tennessee	94	8,868,378.27	0.89%	8.490	353	85.55	620
Texas	510	54,521,369.49	5.45%	8.885	351	83.20	605
Utah	28	4,007,954.55	0.40%	8.764	358	84.86	616
Vermont	26	3,275,615.82	0.33%	8.893	356	77.28	598
Virginia	206	33,535,619.77	3.35%	8.417	354	83.89	617
Washington	89	13,179,699.38	1.32%	8.681	355	82.73	609
Wisconsin	72	8,571,538.39	0.86%	9.036	356	84.27	591
Wyoming	16	1,627,005.08	0.16%	8.923	357	85.19	614
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	4,571	825,690,817.03	82.57%	8.410	355	81.35	614
Silent 2nd	964	174,309,182.97	17.43%	7.644	357	79.70	643
Total	5,535	1,000,000,000.00	100.00%	8.277	355	81.06	619

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	155,154.09	0.02%	11.850	359	80.00	525
2.500 - 2.999	1	52,144.30	0.01%	12.250	355	95.00	542
3.000 - 3.499	10	1,153,485.10	0.14%	10.137	357	75.04	583
3.500 - 3.999	15	4,668,794.57	0.58%	6.123	353	73.56	668
4.000 - 4.499	74	21,945,078.39	2.71%	6.376	346	76.15	674
4.500 - 4.999	146	40,286,809.41	4.97%	6.672	353	77.51	660
5.000 - 5.499	242	56,545,603.63	6.98%	7.291	353	79.54	644
5.500 - 5.999	328	78,763,044.94	9.72%	7.474	355	80.02	632
6.000 - 6.499	1,762	413,113,188.24	51.00%	8.148	358	81.51	617
6.500 - 6.999	459	96,811,661.79	11.95%	8.801	357	80.46	590
7.000 - 7.499	332	55,660,474.28	6.87%	9.343	356	80.55	576
7.500 - 7.999	175	26,121,800.85	3.22%	9.742	356	82.69	567
8.000 - 8.499	85	13,651,043.33	1.69%	10.272	354	77.24	544
8.500 - 8.999	6	883,201.37	0.11%	9.815	350	84.38	556
9.000 - 9.499	2	227,278.70	0.03%	9.798	351	72.61	563
9.500 - 9.999	1	19,146.43	0.00%	11.250	352	100.00	594
Total	3,639	810,057,909.42	100.00%	8.143	356	80.61	615

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	5	2,085,086.85	0.26%	5.366	351	81.50	689
5.500 - 5.999	66	21,164,607.52	2.61%	5.796	348	78.64	678
6.000 - 6.499	138	49,020,943.18	6.05%	6.316	355	76.05	647
6.500 - 6.999	293	93,796,455.31	11.58%	6.779	355	78.69	646
7.000 - 7.499	342	98,605,151.04	12.17%	7.267	356	80.41	639
7.500 - 7.999	549	149,075,617.02	18.40%	7.744	357	79.75	622
8.000 - 8.499	428	97,978,388.39	12.10%	8.238	357	82.93	614
8.500 - 8.999	557	111,964,834.29	13.82%	8.730	357	82.00	601
9.000 - 9.499	351	63,739,989.96	7.87%	9.219	358	82.76	592
9.500 - 9.999	326	49,671,039.21	6.13%	9.719	357	81.42	575
10.000 -10.499	187	25,693,920.93	3.17%	10.236	357	80.36	570
10.500 -10.999	166	21,899,363.28	2.70%	10.696	358	82.40	558
11.000 -11.499	88	11,313,871.25	1.40%	11.243	357	81.71	550
11.500 -11.999	110	10,281,528.22	1.27%	11.754	358	80.92	547
12.000 -12.499	31	3,670,060.98	0.45%	12.170	357	74.73	538
12.500 -12.999	2	97,051.99	0.01%	12.561	356	75.67	533
Total	3,639	810,057,909.42	100.00%	8.143	356	80.61	615

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
8.500 - 8.999	2	464,313.96	0.06%	5.850	356	76.74	625
9.000 - 9.499	2	480,284.60	0.06%	6.266	354	68.76	669
9.500 - 9.999	2	461,657.98	0.06%	6.726	358	72.42	616
10.000 -10.499	6	1,529,379.13	0.19%	7.171	357	75.22	674
10.500 -10.999	4	873,929.75	0.11%	7.754	357	79.74	583
11.000 -11.499	9	2,447,344.13	0.30%	5.815	352	82.72	687
11.500 -11.999	72	21,875,044.78	2.70%	5.981	348	79.35	676
12.000 -12.499	135	47,819,136.01	5.90%	6.332	355	76.12	646
12.500 -12.999	293	92,930,500.38	11.47%	6.785	355	78.74	646
13.000 -13.499	336	97,037,016.51	11.98%	7.271	356	80.49	638
13.500 -13.999	551	149,599,360.56	18.47%	7.743	357	79.69	622
14.000 -14.499	426	98,020,438.74	12.10%	8.234	357	82.88	614
14.500 -14.999	552	111,248,895.27	13.73%	8.723	357	81.95	602
15.000 -15.499	349	62,879,000.60	7.76%	9.224	357	82.81	592
15.500 -15.999	324	49,973,113.40	6.17%	9.706	357	81.54	575
16.000 -16.499	186	25,534,277.00	3.15%	10.238	357	80.36	569
16.500 -16.999	162	21,594,356.39	2.67%	10.695	358	82.46	558
17.000 -17.499	87	11,207,658.32	1.38%	11.245	357	81.68	550
17.500 -17.999	109	10,218,624.29	1.26%	11.754	358	80.96	546
18.000 -18.499	29	3,570,222.29	0.44%	12.173	357	74.60	539
18.500 -18.999	2	97,051.99	0.01%	12.561	356	75.67	533
19.500 -19.999	1	196,303.34	0.02%	9.500	353	41.91	575
Total	3,639	810,057,909.42	100.00%	8.143	356	80.61	615

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	8	1,322,667.11	0.16%	8.631	353	83.11	599
2.000	33	7,265,793.68	0.90%	7.831	354	74.28	592
3.000	3,598	801,469,448.63	98.94%	8.145	357	80.66	615
Total	3,639	810,057,909.42	100.00%	8.143	356	80.61	615

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3,636	809,212,816.25	99.90%	8.144	356	80.60	615
1.500	3	845,093.17	0.10%	7.431	352	81.30	686
Total	3,639	810,057,909.42	100.00%	8.143	356	80.61	615

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
06/01/06	2	216,598.64	0.03%	8.490	355	73.74	567
07/01/06	1	105,402.78	0.01%	10.850	332	90.00	676
08/01/06	3	291,360.28	0.04%	10.046	331	86.80	567
09/01/06	2	228,489.01	0.03%	8.649	342	80.00	655
10/01/06	4	535,841.69	0.07%	8.992	348	86.56	619
11/01/06	4	774,712.73	0.10%	8.047	351	86.27	576
03/01/07	5	994,356.06	0.12%	7.587	346	87.87	640
04/01/07	16	3,748,107.65	0.46%	7.655	347	85.68	597
05/01/07	10	1,893,352.59	0.23%	6.705	348	86.30	674
06/01/07	20	3,658,546.17	0.45%	7.128	349	82.67	632
07/01/07	95	17,118,195.25	2.11%	7.411	349	80.32	624
07/19/07	1	60,191.08	0.01%	10.000	351	65.00	504
08/01/07	114	23,104,251.85	2.85%	7.797	349	77.47	613
09/01/07	192	35,791,429.14	4.42%	7.444	352	85.64	647
09/06/07	1	233,330.44	0.03%	7.800	353	70.00	586
10/01/07	212	45,175,913.34	5.58%	7.555	353	79.86	626
11/01/07	223	42,305,804.76	5.22%	8.201	354	78.59	609
12/01/07	383	90,269,357.48	11.14%	8.249	355	81.67	617
01/01/08	126	22,755,628.86	2.81%	8.734	356	83.67	620
02/01/08	66	13,002,843.06	1.61%	8.547	357	79.16	629
03/01/08	26	8,497,573.70	1.05%	7.579	358	78.16	612
04/01/08	1,842	425,725,500.11	52.55%	8.340	359	80.60	606
05/01/08	22	6,063,720.64	0.75%	7.987	360	81.04	705
07/01/08	4	527,259.00	0.07%	8.583	350	70.95	622
08/01/08	2	347,151.18	0.04%	7.610	351	90.00	706
09/01/08	12	2,972,898.71	0.37%	6.897	305	77.45	680
10/01/08	7	2,157,164.62	0.27%	7.360	353	77.97	629
11/01/08	5	897,523.92	0.11%	7.440	354	76.44	661
12/01/08	9	3,479,674.46	0.43%	8.305	355	85.74	591
01/01/09	1	212,522.11	0.03%	8.750	356	80.00	680
02/01/09	2	221,542.08	0.03%	10.680	357	83.45	641
03/01/09	4	1,624,647.58	0.20%	9.188	358	90.26	628
04/01/09	86	20,161,719.59	2.49%	8.354	359	77.60	607
05/01/09	1	479,200.00	0.06%	6.950	360	80.00	754
05/01/10	1	60,223.48	0.01%	8.700	348	90.00	597
06/01/10	2	211,395.90	0.03%	7.330	349	77.04	623
07/01/10	5	1,822,580.73	0.22%	6.074	350	62.70	654
08/01/10	3	1,166,514.74	0.14%	5.995	351	80.54	692
09/01/10	21	5,161,131.41	0.64%	6.737	352	83.20	684
10/01/10	7	1,722,030.83	0.21%	7.093	353	86.27	682
11/01/10	8	1,512,471.16	0.19%	7.673	354	80.17	641
12/01/10	16	3,991,223.12	0.49%	7.373	355	84.84	648
01/01/11	2	161,161.21	0.02%	8.989	356	82.08	579
02/01/11	2	425,622.28	0.05%	7.424	357	72.14	660
03/01/11	2	853,489.66	0.11%	7.959	358	77.19	609
04/01/11	59	17,099,730.43	2.11%	7.514	359	73.78	637
04/01/20	1	14,895.50	0.00%	9.625	347	100.00	653
06/01/20	2	33,002.09	0.00%	10.959	349	100.00	609
09/01/20	1	19,146.43	0.00%	11.250	352	100.00	594
10/01/20	1	15,864.33	0.00%	11.900	353	100.00	591
03/01/21	1	29,585.44	0.00%	12.700	358	100.00	572
04/01/21	2	126,030.12	0.02%	8.935	359	98.98	631
Total	3,639	810,057,909.42	100.00%	8.143	356	80.61	615

Group I Statistical Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$399,534,517	$14,903	$749,837
Average Scheduled Principal Balance	$166,960
Number of Mortgage Loans	2,393

Weighted Average Gross Coupon	8.400%	5.550%	12.950%
Weighted Average FICO Score	602	500	813
Weighted Average Combined Original LTV	78.58%	9.51%	100.00%
Weighted Average Debt-to-Income	42.60%	20.07%	59.99%

Weighted Average Original Term	358 months	120 months	360 months
Weighted Average Stated Remaining Term	355 months	116 months	360 months
Weighted Average Seasoning	3 months	0 months	11 months

Weighted Average Gross Margin	6.254%	1.500%	7.990%
Weighted Average Minimum Interest Rate	8.440%	5.550%	12.500%
Weighted Average Maximum Interest Rate	14.406%	8.750%	19.500%
Weighted Average Initial Rate Cap	2.980%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.500%
Weighted Average Months to Roll	23 months	1 months	179 months

Maturity Date		Jan 1 2016	May 1 2036
Maximum Zip Code Concentration	0.38%	95355

ARM	82.24%
Fixed Rate	17.76%

15/15 6 MO LIBOR	0.04%
2/13 6 MO LIBOR	0.07%
2/28 6 MO LIBOR	53.91%
2/28 6 MO LIBOR 40/30 Balloon	17.85%
2/28 6 MO LIBOR IO	2.72%
3/27 6 MO LIBOR	2.72%
3/27 6 MO LIBOR 40/30 Balloon	1.33%
3/27 6 MO LIBOR IO	0.28%
5/25 6 MO LIBOR	2.06%
5/25 6 MO LIBOR 40/30 Balloon	0.81%
5/25 6 MO LIBOR IO	0.26%
6 MO LIBOR	0.18%
Fixed Rate 10 Yr	0.04%
Fixed Rate 15 Yr	0.67%
Fixed Rate 20 Yr	0.25%
Fixed Rate 20 Yr Rate Reduction	0.01%
Fixed Rate 30 Yr	12.95%
Fixed Rate 30 Yr Rate Reduction	0.31%
Fixed Rate 40/30 Balloon	3.53%

Interest Only	3.25%
Not Interest Only	96.75%

Prepay Penalty: 0 months	31.50%
Prepay Penalty: 12 months	9.04%
Prepay Penalty: 24 months	45.46%
Prepay Penalty: 30 months	0.23%
Prepay Penalty: 36 months	13.78%

First Lien	98.63%
Second Lien	1.37%

Full Documentation	65.14%
Lite Documentation	0.32%
Stated Income Documentation	34.54%

Cash Out Refinance	74.91%
Purchase	13.54%
Rate/Term Refinance	11.54%

2-4 Units Attached	2.12%
2-4 Units Detached	7.55%
Condo Conversion Attached	0.16%
Condo High-Rise Attached	0.25%
Condo Low-Rise Attached	3.15%
Condotel Attached	0.02%
PUD Attached	1.52%
PUD Detached	6.92%
Single Family Attached	2.54%
Single Family Detached	75.77%

Non-owner	4.59%
Primary	94.44%
Second Home	0.97%

Top 5 States:
California	13.40%
Florida	11.68%
Massachusetts	8.19%
New York	7.77%
Michigan	4.81%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	195	5,627,429.81	1.41%	10.922	349	91.15	615
50,000.01 - 100,000.00	542	41,001,363.08	10.26%	9.594	353	77.93	592
100,000.01 - 150,000.00	528	66,040,010.82	16.53%	8.835	355	78.42	593
150,000.01 - 200,000.00	371	65,061,064.72	16.28%	8.360	355	76.47	597
200,000.01 - 250,000.00	258	57,601,951.98	14.42%	8.367	356	77.63	600
250,000.01 - 300,000.00	201	55,296,984.61	13.84%	7.972	355	79.55	608
300,000.01 - 350,000.00	135	43,974,586.65	11.01%	7.819	357	78.99	595
350,000.01 - 400,000.00	106	39,556,661.60	9.90%	7.817	357	79.60	619
400,000.01 - 450,000.00	42	17,417,505.28	4.36%	7.829	358	79.84	614
450,000.01 - 500,000.00	9	4,317,468.10	1.08%	7.558	358	81.86	639
500,000.01 - 550,000.00	2	1,042,013.27	0.26%	7.000	355	87.50	639
550,000.01 - 600,000.00	2	1,187,546.64	0.30%	8.978	359	87.30	632
650,000.01 - 700,000.00	1	660,093.05	0.17%	6.650	355	90.00	670
700,000.01 - 750,000.00	1	749,837.39	0.19%	8.950	359	57.69	602
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	43	9,058,029.39	2.27%	5.838	349	70.68	663
6.000 - 6.499	70	18,008,295.92	4.51%	6.249	346	74.91	655
6.500 - 6.999	176	41,391,882.41	10.36%	6.754	354	75.28	638
7.000 - 7.499	181	41,693,073.84	10.44%	7.280	356	78.19	623
7.500 - 7.999	294	61,638,455.71	15.43%	7.760	356	78.78	613
8.000 - 8.499	244	44,402,341.00	11.11%	8.223	356	79.98	601
8.500 - 8.999	367	64,444,332.00	16.13%	8.739	357	79.33	593
9.000 - 9.499	223	35,273,077.48	8.83%	9.225	357	80.15	575
9.500 - 9.999	237	33,077,364.34	8.28%	9.730	355	80.41	571
10.000 -10.499	142	17,252,825.50	4.32%	10.224	358	76.71	566
10.500 -10.999	123	13,004,787.79	3.25%	10.711	357	79.93	554
11.000 -11.499	74	5,956,388.24	1.49%	11.241	355	81.68	557
11.500 -11.999	132	9,366,721.43	2.34%	11.762	358	81.48	554
12.000 -12.499	60	4,104,039.28	1.03%	12.179	356	80.26	551
12.500 -12.999	27	862,902.67	0.22%	12.696	352	96.31	582
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	250	42,342,435.97	10.60%	9.583	357	73.97	513
525-549	217	35,919,949.97	8.99%	9.574	356	75.21	538
550-574	269	45,743,546.42	11.45%	8.767	357	75.24	563
575-599	503	74,385,355.54	18.62%	8.393	356	78.40	587
600-624	432	69,005,058.74	17.27%	8.128	357	79.94	612
625-649	306	56,361,614.53	14.11%	8.015	354	81.87	636
650-674	154	28,786,960.08	7.21%	7.580	354	82.41	661
675-699	129	24,608,918.66	6.16%	7.461	353	80.89	686
700+	100	19,288,325.85	4.83%	7.060	347	81.88	727
None	33	3,092,351.24	0.77%	9.843	355	69.99	0
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	112	17,364,237.13	4.35%	8.026	350	40.09	596
50.00- 54.99	41	5,868,005.01	1.47%	7.755	351	52.74	613
55.00- 59.99	60	12,504,342.11	3.13%	7.931	347	57.81	580
60.00- 64.99	116	22,436,852.29	5.62%	8.184	354	62.40	584
65.00- 69.99	132	24,353,841.41	6.10%	8.663	356	66.54	572
70.00- 74.99	169	31,760,308.59	7.95%	8.375	354	71.46	585
75.00- 79.99	183	35,056,852.97	8.77%	8.438	356	76.58	588
80.00	600	90,476,200.76	22.65%	8.465	357	80.00	599
80.01- 84.99	81	18,775,176.54	4.70%	7.482	356	83.25	626
85.00- 89.99	181	37,989,708.24	9.51%	8.131	357	86.18	617
90.00- 94.99	264	51,261,556.15	12.83%	8.462	355	90.47	619
95.00- 99.99	242	38,459,889.04	9.63%	8.906	357	95.11	606
100.00	212	13,227,546.76	3.31%	9.375	355	100.00	645
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	112	17,364,237.13	4.35%	8.026	350	40.09	596
50.00- 54.99	41	5,868,005.01	1.47%	7.755	351	52.74	613
55.00- 59.99	60	12,504,342.11	3.13%	7.931	347	57.81	580
60.00- 64.99	112	21,777,988.03	5.45%	8.155	354	62.36	585
65.00- 69.99	129	23,814,527.67	5.96%	8.604	356	66.53	573
70.00- 74.99	166	31,671,345.47	7.93%	8.398	354	71.36	584
75.00- 79.99	173	34,222,111.06	8.57%	8.465	356	76.41	586
80.00	284	49,487,489.04	12.39%	8.862	356	80.00	575
80.01- 84.99	83	19,077,900.71	4.78%	7.515	356	83.03	624
85.00- 89.99	181	38,157,965.02	9.55%	8.128	357	86.11	617
90.00- 94.99	265	51,509,387.83	12.89%	8.445	355	90.28	619
95.00- 99.99	261	41,180,263.31	10.31%	8.855	357	94.11	607
100.00	526	52,898,954.61	13.24%	8.358	357	85.01	631
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	2	154,217.19	0.04%	8.779	118	71.99	653
180	24	2,960,552.48	0.74%	7.444	175	64.85	661
240	8	1,060,120.96	0.27%	8.033	236	63.95	598
360	2,359	395,359,626.37	98.96%	8.408	357	78.73	601
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	2	154,217.19	0.04%	8.779	118	71.99	653
121-180	24	2,960,552.48	0.74%	7.444	175	64.85	661
181-240	8	1,060,120.96	0.27%	8.033	236	63.95	598
301-360	2,359	395,359,626.37	98.96%	8.408	357	78.73	601
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
20.01 -25.00	119	16,780,794.05	4.20%	8.600	356	77.22	602
25.01 -30.00	164	22,569,685.76	5.65%	8.505	355	78.91	603
30.01 -35.00	271	39,163,239.95	9.80%	8.526	352	75.96	597
35.01 -40.00	396	65,618,001.63	16.42%	8.527	357	78.18	598
40.01 -45.00	467	79,350,167.96	19.86%	8.457	354	79.41	606
45.01 -50.00	498	88,746,885.38	22.21%	8.349	356	79.92	601
50.01 -55.00	356	64,707,733.96	16.20%	8.239	356	78.42	600
55.01 -60.00	122	22,598,008.31	5.66%	8.020	356	77.34	608
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,846	328,561,413.66	82.24%	8.442	357	79.05	598
Fixed Rate	547	70,973,103.34	17.76%	8.205	348	76.42	616
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	3	141,174.10	0.04%	9.211	358	99.09	627
2/13 6 MO LIBOR	2	291,105.40	0.07%	7.162	171	71.97	642
2/28 6 MO LIBOR	1,337	215,405,093.50	53.91%	8.762	357	78.22	588
2/28 6 MO LIBOR 40/30 Balloon	312	71,303,955.50	17.85%	7.866	358	82.69	612
2/28 6 MO LIBOR IO	42	10,848,631.90	2.72%	7.457	356	81.27	659
3/27 6 MO LIBOR	55	10,884,514.26	2.72%	8.485	358	73.56	591
3/27 6 MO LIBOR 40/30 Balloon	22	5,326,371.68	1.33%	7.554	359	77.84	631
3/27 6 MO LIBOR IO	4	1,120,940.68	0.28%	7.339	354	87.10	668
5/25 6 MO LIBOR	46	8,246,728.13	2.06%	7.775	356	73.72	617
5/25 6 MO LIBOR 40/30 Balloon	14	3,244,184.25	0.81%	7.186	359	76.60	647
5/25 6 MO LIBOR IO	4	1,024,329.50	0.26%	6.165	353	79.69	680
6 MO LIBOR	5	724,384.76	0.18%	9.051	354	82.80	569
Fixed Rate 10 Yr	2	154,217.19	0.04%	8.779	118	71.99	653
Fixed Rate 15 Yr	22	2,669,447.08	0.67%	7.475	175	64.08	663
Fixed Rate 20 Yr	7	1,009,171.82	0.25%	7.828	236	63.39	600
Fixed Rate 20 Yr Rate Reduction	1	50,949.14	0.01%	12.100	239	75.00	555
Fixed Rate 30 Yr	449	51,757,650.54	12.95%	8.350	356	77.70	613
Fixed Rate 30 Yr Rate Reduction	10	1,223,806.43	0.31%	10.928	355	63.65	528
Fixed Rate 40/30 Balloon	56	14,107,861.14	3.53%	7.581	358	76.15	628
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	50	12,993,902.08	3.25%	7.345	356	81.65	661
Not Interest Only	2,343	386,540,614.92	96.75%	8.435	355	78.48	600
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	801	125,862,997.04	31.50%	8.667	355	77.97	599
Prepay Penalty: 12 months	130	36,105,564.45	9.04%	7.882	355	75.75	612
Prepay Penalty: 24 months	1,149	181,609,031.47	45.46%	8.491	357	80.47	596
Prepay Penalty: 30 months	4	910,377.68	0.23%	7.217	356	84.23	674
Prepay Penalty: 36 months	309	55,046,546.36	13.78%	7.846	350	75.51	616
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	2,207	394,073,273.67	98.63%	8.359	355	78.35	601
Second Lien	186	5,461,243.33	1.37%	11.383	355	95.62	624
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	1,745	260,256,807.79	65.14%	8.361	356	80.13	597
Lite Documentation	6	1,286,440.44	0.32%	8.828	357	71.66	583
Stated Income Documentation	642	137,991,268.77	34.54%	8.469	355	75.74	611
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,552	299,300,909.36	74.91%	8.321	355	77.24	600
Purchase	578	54,115,409.39	13.54%	8.850	357	84.68	612
Rate/Term Refinance	263	46,118,198.25	11.54%	8.383	356	80.16	598
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	29	8,484,180.05	2.12%	8.557	354	75.35	623
2-4 Units Detached	125	30,157,929.02	7.55%	8.220	356	77.69	626
Condo Conversion Attached	3	626,302.22	0.16%	7.707	356	85.46	664
Condo High-Rise Attached	4	983,354.42	0.25%	8.736	308	84.27	664
Condo Low-Rise Attached	83	12,579,169.35	3.15%	8.545	358	79.39	610
Condotel Attached	1	91,979.75	0.02%	8.900	359	80.00	584
PUD Attached	35	6,066,399.40	1.52%	8.235	358	79.31	594
PUD Detached	121	27,643,160.12	6.92%	8.230	358	78.76	592
Single Family Attached	74	10,161,050.87	2.54%	8.516	353	77.55	599
Single Family Detached	1,918	302,740,991.80	75.77%	8.423	355	78.70	599
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	113	18,337,739.01	4.59%	9.085	355	78.21	640
Primary	2,262	377,302,131.52	94.44%	8.367	356	78.61	600
Second Home	18	3,894,646.47	0.97%	8.399	345	78.15	615
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	172	32,106,787.82	8.04%	8.733	354	78.09	571
AA	380	66,346,732.61	16.61%	8.851	357	79.18	569
AA+	1,559	254,524,734.08	63.71%	8.005	355	80.07	622
AAA	1	125,482.44	0.03%	7.550	355	55.00	595
B	153	25,733,064.40	6.44%	9.525	357	71.89	553
C	79	12,565,493.91	3.15%	9.595	356	71.05	549
CC	49	8,132,221.74	2.04%	10.360	356	62.26	572
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	23	2,047,651.19	0.51%	8.928	347	83.27	604
Alaska	1	170,966.10	0.04%	9.250	359	95.00	600
Arizona	48	9,196,883.32	2.30%	8.184	357	80.79	595
Arkansas	12	1,527,822.16	0.38%	9.408	330	87.47	613
California	206	53,543,443.80	13.40%	7.625	356	72.62	609
Colorado	27	3,867,005.37	0.97%	8.477	357	85.80	605
Connecticut	38	7,129,297.96	1.78%	7.909	357	80.50	617
Delaware	1	149,923.05	0.04%	9.300	359	61.98	529
District of Columbia	4	1,022,518.18	0.26%	9.349	356	61.23	534
Florida	257	46,662,794.39	11.68%	8.230	355	77.28	596
Georgia	73	9,268,472.61	2.32%	8.911	355	84.27	605
Hawaii	15	5,435,986.61	1.36%	7.453	348	75.73	637
Idaho	7	1,199,104.71	0.30%	9.356	359	73.76	567
Illinois	104	16,966,404.88	4.25%	8.906	357	83.42	594
Indiana	50	4,277,917.75	1.07%	9.510	356	85.80	597
Iowa	10	825,686.56	0.21%	9.394	357	83.60	596
Kansas	5	363,085.72	0.09%	9.845	356	91.39	602
Kentucky	27	2,804,816.86	0.70%	8.563	347	87.68	612
Louisiana	26	2,586,267.90	0.65%	8.977	356	82.21	593
Maine	25	4,043,678.88	1.01%	9.040	357	84.08	616
Maryland	63	13,587,097.66	3.40%	8.312	356	77.44	602
Massachusetts	138	32,728,809.03	8.19%	8.047	356	77.23	612
Michigan	161	19,203,714.77	4.81%	9.087	357	83.51	590
Minnesota	21	3,488,706.71	0.87%	9.173	357	80.35	600
Mississippi	10	768,996.00	0.19%	9.526	356	88.36	597
Missouri	36	3,361,305.85	0.84%	9.643	356	83.76	581
Montana	5	1,121,476.68	0.28%	8.487	358	68.94	571
Nebraska	4	254,723.05	0.06%	9.348	359	83.73	594
Nevada	21	4,282,176.49	1.07%	8.193	357	82.11	609
New Hampshire	21	3,504,877.12	0.88%	8.217	358	75.82	600
New Jersey	81	17,420,423.97	4.36%	8.609	358	73.67	592
New York	132	31,034,297.63	7.77%	8.071	356	73.23	611
North Carolina	55	6,594,783.39	1.65%	8.849	356	82.90	612
North Dakota	3	387,871.96	0.10%	10.091	356	86.86	572
Ohio	93	9,541,122.71	2.39%	8.958	356	85.09	602
Oklahoma	28	2,246,433.60	0.56%	9.515	351	87.64	591
Oregon	22	4,090,452.42	1.02%	8.628	357	80.79	595
Pennsylvania	78	10,387,808.29	2.60%	8.671	355	82.27	596
Rhode Island	31	6,939,399.92	1.74%	7.688	358	78.85	626
South Carolina	22	2,423,226.08	0.61%	9.137	358	82.28	601
South Dakota	2	160,632.03	0.04%	9.169	359	84.03	621
Tennessee	37	3,307,890.01	0.83%	8.876	355	83.01	603
Texas	188	19,142,045.55	4.79%	9.014	350	80.54	588
Utah	9	1,392,220.95	0.35%	8.920	358	82.93	617
Vermont	19	2,680,061.68	0.67%	8.864	356	74.36	587
Virginia	74	13,557,267.54	3.39%	8.352	352	80.76	594
Washington	28	5,637,304.89	1.41%	8.525	358	81.43	580
Wisconsin	47	6,386,671.17	1.60%	8.841	356	82.41	590
Wyoming	5	812,991.85	0.20%	8.447	359	81.21	621
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	2,050	355,296,241.85	88.93%	8.439	355	78.47	599
Silent 2nd	343	44,238,275.15	11.07%	8.084	358	79.53	624
Total	2,393	399,534,517.00	100.00%	8.400	355	78.58	602

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	155,154.09	0.05%	11.850	359	80.00	525
3.000 - 3.499	9	877,866.08	0.27%	11.546	359	75.33	534
3.500 - 3.999	3	701,010.50	0.21%	5.699	352	81.08	683
4.000 - 4.499	21	3,806,123.70	1.16%	6.673	353	77.30	680
4.500 - 4.999	48	9,294,178.61	2.83%	6.685	352	75.92	656
5.000 - 5.499	89	14,881,282.03	4.53%	7.782	351	78.87	615
5.500 - 5.999	142	26,226,431.41	7.98%	7.662	356	79.36	613
6.000 - 6.499	929	176,052,708.84	53.58%	8.311	358	79.46	604
6.500 - 6.999	265	47,598,966.34	14.49%	8.933	357	78.05	579
7.000 - 7.499	219	33,009,681.49	10.05%	9.387	356	78.66	568
7.500 - 7.999	120	15,958,010.57	4.86%	9.727	356	80.35	561
Total	1,846	328,561,413.66	100.00%	8.442	357	79.05	598

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	28	6,380,973.46	1.94%	5.816	355	74.74	657
6.000 - 6.499	56	14,271,030.31	4.34%	6.266	356	75.15	650
6.500 - 6.999	117	26,505,688.51	8.07%	6.772	356	75.95	637
7.000 - 7.499	138	32,079,892.37	9.76%	7.276	356	79.54	627
7.500 - 7.999	246	52,976,570.86	16.12%	7.760	357	79.21	610
8.000 - 8.499	208	39,538,147.02	12.03%	8.225	357	80.47	600
8.500 - 8.999	321	57,599,243.67	17.53%	8.741	358	79.74	592
9.000 - 9.499	193	30,982,805.35	9.43%	9.232	358	80.23	576
9.500 - 9.999	201	29,016,157.83	8.83%	9.728	357	80.20	567
10.000 -10.499	107	14,278,562.27	4.35%	10.227	358	76.45	562
10.500 -10.999	93	11,110,226.99	3.38%	10.705	358	79.70	551
11.000 -11.499	42	4,512,442.74	1.37%	11.244	358	79.44	548
11.500 -11.999	75	6,828,898.76	2.08%	11.761	358	81.44	543
12.000 -12.499	20	2,413,306.97	0.73%	12.161	358	74.27	533
12.500 -12.999	1	67,466.55	0.02%	12.500	355	65.00	516
Total	1,846	328,561,413.66	100.00%	8.442	357	79.05	598

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
8.500 - 8.999	2	464,313.96	0.14%	5.850	356	76.74	625
9.000 - 9.499	1	76,140.23	0.02%	6.350	355	62.20	624
9.500 - 9.999	2	461,657.98	0.14%	6.726	358	72.42	616
10.000 -10.499	3	686,441.28	0.21%	7.109	359	72.92	663
10.500 -10.999	3	686,260.69	0.21%	7.823	357	79.66	587
11.500 -11.999	33	6,926,656.58	2.11%	6.335	355	76.87	656
12.000 -12.499	56	14,136,814.43	4.30%	6.298	356	75.28	652
12.500 -12.999	118	26,328,148.19	8.01%	6.779	356	75.85	637
13.000 -13.499	135	31,393,451.09	9.55%	7.280	356	79.68	626
13.500 -13.999	247	52,762,949.78	16.06%	7.772	357	79.18	610
14.000 -14.499	208	39,538,147.02	12.03%	8.225	357	80.47	600
14.500 -14.999	315	56,597,609.73	17.23%	8.739	358	79.67	591
15.000 -15.499	192	30,810,682.45	9.38%	9.240	358	80.26	575
15.500 -15.999	198	28,689,778.21	8.73%	9.729	357	80.40	567
16.000 -16.499	107	14,278,562.27	4.35%	10.227	358	76.45	562
16.500 -16.999	89	10,805,220.10	3.29%	10.703	358	79.75	551
17.000 -17.499	42	4,512,442.74	1.37%	11.244	358	79.44	548
17.500 -17.999	75	6,828,898.76	2.08%	11.761	358	81.44	543
18.000 -18.499	18	2,313,468.28	0.70%	12.164	358	74.05	534
18.500 -18.999	1	67,466.55	0.02%	12.500	355	65.00	516
19.500 -19.999	1	196,303.34	0.06%	9.500	353	41.91	575
Total	1,846	328,561,413.66	100.00%	8.442	357	79.05	598

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	5	724,384.76	0.22%	9.051	354	82.80	569
2.000	24	5,184,855.13	1.58%	7.815	355	71.02	576
3.000	1,817	322,652,173.77	98.20%	8.451	357	79.17	599
Total	1,846	328,561,413.66	100.00%	8.442	357	79.05	598

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,845	328,398,913.60	99.95%	8.442	357	79.05	598
1.500	1	162,500.06	0.05%	7.875	352	86.77	591
Total	1,846	328,561,413.66	100.00%	8.442	357	79.05	598

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
06/01/06	2	216,598.64	0.07%	8.490	355	73.74	567
10/01/06	1	179,472.59	0.05%	10.200	353	90.00	669
11/01/06	2	328,313.53	0.10%	8.794	354	84.84	517
06/01/07	9	1,289,779.65	0.39%	7.410	349	78.45	600
07/01/07	44	7,088,981.43	2.16%	7.598	350	78.88	604
07/19/07	1	60,191.08	0.02%	10.000	351	65.00	504
08/01/07	55	7,728,708.46	2.35%	7.606	346	80.67	611
09/01/07	86	13,350,759.24	4.06%	7.488	351	85.82	635
09/06/07	1	233,330.44	0.07%	7.800	353	70.00	586
10/01/07	70	11,474,101.97	3.49%	8.123	353	77.57	599
11/01/07	96	15,399,299.85	4.69%	8.765	354	76.20	575
12/01/07	171	27,045,090.68	8.23%	8.733	355	81.84	593
01/01/08	55	8,296,996.05	2.53%	8.974	356	79.57	593
02/01/08	18	3,207,608.74	0.98%	8.952	357	78.41	584
03/01/08	11	3,627,037.11	1.10%	7.865	358	74.82	613
04/01/08	1,067	197,542,780.96	60.12%	8.591	359	79.05	595
05/01/08	9	1,504,120.64	0.46%	8.944	360	81.12	619
09/01/08	7	1,180,952.48	0.36%	6.852	352	79.85	675
10/01/08	1	218,515.73	0.07%	6.250	353	48.89	633
11/01/08	3	697,322.90	0.21%	7.258	354	75.85	646
12/01/08	6	1,893,676.89	0.58%	8.086	355	79.12	610
02/01/09	1	68,712.33	0.02%	10.280	357	80.00	597
03/01/09	2	453,750.83	0.14%	8.171	358	90.95	635
04/01/09	61	12,818,895.46	3.90%	8.314	359	74.77	598
06/01/10	1	148,765.51	0.05%	6.500	349	80.00	622
07/01/10	4	783,073.01	0.24%	6.038	350	68.50	650
08/01/10	1	63,527.38	0.02%	8.350	351	90.00	693
09/01/10	9	1,940,816.45	0.59%	6.772	352	78.32	638
10/01/10	3	449,906.63	0.14%	8.145	353	94.38	606
11/01/10	1	64,029.65	0.02%	10.100	354	60.00	551
12/01/10	7	1,397,185.54	0.43%	7.993	355	87.23	636
02/01/11	2	425,622.28	0.13%	7.424	357	72.14	660
03/01/11	1	369,716.46	0.11%	6.990	358	87.06	700
04/01/11	35	6,872,598.97	2.09%	7.734	359	70.38	620
06/01/20	1	15,143.98	0.00%	11.500	349	100.00	589
04/01/21	2	126,030.12	0.04%	8.935	359	98.98	631
Total	1,846	328,561,413.66	100.00%	8.442	357	79.05	598

Group II Statistical Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$600,465,483	$14,409	$1,647,909
Average Scheduled Principal Balance	$191,109
Number of Mortgage Loans	3,142

Weighted Average Gross Coupon	8.195%	5.050%	14.350%
Weighted Average FICO Score	631	500	803
Weighted Average Combined Original LTV	82.71%	20.97%	103.00%
Weighted Average Debt-to-Income	42.88%	3.82%	61.69%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	355 months	105 months	360 months
Weighted Average Seasoning	4 months	0 months	37 months

Weighted Average Gross Margin	6.034%	2.950%	9.500%
Weighted Average Minimum Interest Rate	7.930%	5.050%	12.700%
Weighted Average Maximum Interest Rate	13.921%	9.250%	18.700%
Weighted Average Initial Rate Cap	2.993%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	1.500%
Weighted Average Months to Roll	22 months	2 months	178 months

Maturity Date		Feb 1 2015	May 1 2036
Maximum Zip Code Concentration	0.43%	90731

ARM	80.19%
Fixed Rate	19.81%

15/15 6 MO LIBOR	0.02%
2/13 6 MO LIBOR	0.01%
2/28 6 MO LIBOR	39.19%
2/28 6 MO LIBOR 40/30 Balloon	18.27%
2/28 6 MO LIBOR IO	16.35%
3/12 6 MO LIBOR	0.13%
3/27 6 MO LIBOR	1.69%
3/27 6 MO LIBOR 40/30 Balloon	0.68%
3/27 6 MO LIBOR IO	0.14%
5/25 6 MO LIBOR	1.59%
5/25 6 MO LIBOR 40/30 Balloon	0.77%
5/25 6 MO LIBOR IO	1.24%
6 MO LIBOR	0.10%
Fixed Rate 10 Yr	0.01%
Fixed Rate 15 Yr	0.31%
Fixed Rate 20 Yr	0.23%
Fixed Rate 30 Yr	16.80%
Fixed Rate 30 Yr 5Yr IO	0.79%
Fixed Rate 30 Yr Rate Reduction	0.06%
Fixed Rate 40/30 Balloon	1.61%

Interest Only	18.52%
Not Interest Only	81.48%

Prepay Penalty: 0 months	25.42%
Prepay Penalty: 12 months	8.97%
Prepay Penalty: 24 months	53.86%
Prepay Penalty: 30 months	0.09%
Prepay Penalty: 36 months	11.65%

First Lien	91.03%
Second Lien	8.97%

Full Documentation	61.38%
Lite Documentation	1.07%
No Documentation	1.12%
Stated Income Documentation	36.43%

Cash Out Refinance	46.41%
Purchase	49.16%
Rate/Term Refinance	4.43%

2-4 Units Attached	2.09%
2-4 Units Detached	4.73%
Condo Conversion Attached	0.36%
Condo High-Rise Attached	0.74%
Condo Low-Rise Attached	5.27%
Condo Low-Rise Detached	0.01%
Condotel Attached	0.21%
Manufactured Housing	3.96%
PUD Attached	1.69%
PUD Detached	11.44%
Single Family Attached	2.11%
Single Family Detached	67.41%

Non-owner	5.23%
Primary	91.55%
Second Home	3.22%

Top 5 States:
California	27.10%
Florida	12.97%
New York	8.12%
Texas	5.89%
Massachusetts	5.73%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	712	21,341,848.98	3.55%	11.287	353	99.04	631
50,000.01 - 100,000.00	690	50,134,521.96	8.35%	10.275	352	87.65	628
100,000.01 - 150,000.00	501	62,139,115.39	10.35%	9.001	355	84.19	629
150,000.01 - 200,000.00	304	52,494,602.17	8.74%	8.523	356	84.43	629
200,000.01 - 250,000.00	185	41,546,940.66	6.92%	8.092	356	83.40	629
250,000.01 - 300,000.00	112	30,741,870.60	5.12%	7.867	357	83.13	639
300,000.01 - 350,000.00	110	35,469,989.82	5.91%	7.616	356	84.44	630
350,000.01 - 400,000.00	70	26,246,773.89	4.37%	7.535	357	84.74	647
400,000.01 - 450,000.00	87	37,159,685.62	6.19%	7.707	356	83.15	637
450,000.01 - 500,000.00	97	46,169,511.12	7.69%	7.545	356	82.10	632
500,000.01 - 550,000.00	68	35,811,650.86	5.96%	7.621	357	83.00	630
550,000.01 - 600,000.00	51	29,390,319.66	4.89%	7.597	356	83.93	628
600,000.01 - 650,000.00	32	20,064,104.07	3.34%	7.612	357	80.88	627
650,000.01 - 700,000.00	22	14,871,090.60	2.48%	7.974	349	84.13	623
700,000.01 - 750,000.00	11	8,014,482.69	1.33%	7.610	357	84.47	641
750,000.01 - 800,000.00	13	10,175,218.30	1.69%	7.010	341	80.54	635
800,000.01 - 850,000.00	15	12,372,537.69	2.06%	7.832	356	80.60	613
850,000.01 - 900,000.00	12	10,530,747.56	1.75%	7.299	356	71.13	648
900,000.01 - 950,000.00	9	8,326,440.18	1.39%	7.390	356	70.29	595
950,000.01 - 1,000,000.00	6	5,831,908.05	0.97%	6.732	354	76.03	647
1,000,000.01+	35	41,632,123.13	6.93%	7.274	356	66.98	629
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	6	3,038,410.46	0.51%	5.290	351	77.89	710
5.500 - 5.999	49	19,850,930.12	3.31%	5.810	346	80.46	690
6.000 - 6.499	85	36,985,491.80	6.16%	6.270	355	76.55	650
6.500 - 6.999	219	85,859,312.12	14.30%	6.777	356	78.63	650
7.000 - 7.499	224	72,965,772.88	12.15%	7.254	357	80.84	647
7.500 - 7.999	343	110,035,083.16	18.32%	7.725	354	79.48	629
8.000 - 8.499	262	63,349,268.28	10.55%	8.245	357	84.67	624
8.500 - 8.999	279	59,059,471.19	9.84%	8.716	357	84.39	613
9.000 - 9.499	184	34,848,686.87	5.80%	9.206	357	85.01	608
9.500 - 9.999	253	29,750,017.99	4.95%	9.720	355	86.07	613
10.000 -10.499	161	17,486,688.51	2.91%	10.224	353	87.73	609
10.500 -10.999	248	20,873,496.62	3.48%	10.705	354	90.79	615
11.000 -11.499	210	15,564,205.39	2.59%	11.189	355	91.40	604
11.500 -11.999	259	14,596,636.73	2.43%	11.711	355	91.58	606
12.000 -12.499	188	9,398,170.51	1.57%	12.178	356	94.75	598
12.500 -12.999	126	5,171,147.14	0.86%	12.694	350	96.99	598
13.000 -13.499	39	1,286,246.38	0.21%	13.121	355	96.85	594
13.500 -13.999	5	301,378.69	0.05%	13.772	358	84.73	604
14.000 -14.499	2	45,068.16	0.01%	14.234	353	81.58	531
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	109	24,558,514.46	4.09%	9.577	355	75.90	515
525-549	131	30,093,698.03	5.01%	9.384	354	77.40	538
550-574	167	34,958,899.30	5.82%	8.848	356	80.04	565
575-599	555	84,705,323.07	14.11%	8.401	356	81.02	587
600-624	595	102,419,307.94	17.06%	8.177	355	83.61	612
625-649	537	107,945,291.53	17.98%	8.056	356	83.71	636
650-674	397	82,796,694.03	13.79%	7.964	356	83.08	661
675-699	284	61,598,095.63	10.26%	7.748	353	85.06	687
700+	338	68,988,232.22	11.49%	7.467	353	85.61	734
None	29	2,401,426.79	0.40%	9.687	352	77.97	0
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	36	11,238,832.84	1.87%	7.744	356	41.68	595
50.00- 54.99	25	8,545,351.04	1.42%	8.116	357	53.04	607
55.00- 59.99	25	6,159,103.60	1.03%	7.337	353	57.51	621
60.00- 64.99	51	13,929,495.20	2.32%	8.016	342	62.53	609
65.00- 69.99	82	32,386,288.62	5.39%	7.719	351	66.52	601
70.00- 74.99	96	35,469,094.41	5.91%	7.571	355	71.78	629
75.00- 79.99	141	42,056,972.53	7.00%	7.800	355	76.70	621
80.00	788	176,399,114.82	29.38%	7.704	356	80.00	635
80.01- 84.99	67	17,616,760.18	2.93%	7.867	356	83.20	631
85.00- 89.99	181	42,039,531.89	7.00%	8.120	356	86.07	628
90.00- 94.99	304	88,709,127.75	14.77%	8.089	356	90.37	640
95.00- 99.99	276	57,017,745.39	9.50%	8.800	357	95.10	624
100.00	783	45,826,198.03	7.63%	10.476	356	100.00	646
100.01+	287	23,071,866.70	3.84%	9.650	353	102.89	663
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	36	11,238,832.84	1.87%	7.744	356	41.68	595
50.00- 54.99	24	7,346,181.06	1.22%	8.159	357	52.96	604
55.00- 59.99	25	6,159,103.60	1.03%	7.337	353	57.51	621
60.00- 64.99	51	15,048,886.99	2.51%	7.998	343	61.80	610
65.00- 69.99	81	32,234,067.76	5.37%	7.707	351	66.53	602
70.00- 74.99	95	34,599,154.18	5.76%	7.584	355	71.83	625
75.00- 79.99	128	39,039,664.40	6.50%	7.791	355	76.44	619
80.00	200	55,549,114.00	9.25%	8.151	354	80.00	603
80.01- 84.99	55	15,754,118.10	2.62%	7.958	357	82.71	634
85.00- 89.99	180	41,611,531.89	6.93%	8.137	356	86.07	628
90.00- 94.99	306	89,689,719.50	14.94%	8.095	356	90.15	639
95.00- 99.99	292	62,040,092.49	10.33%	8.698	357	93.88	626
100.00	1,165	131,056,782.96	21.83%	8.552	357	87.07	644
100.01+	504	59,098,233.23	9.84%	8.290	354	88.99	665
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	1	37,278.45	0.01%	12.600	105	57.80	518
180	24	2,721,175.39	0.45%	8.231	174	70.89	661
240	12	1,388,463.11	0.23%	8.788	236	77.97	597
360	3,105	596,318,566.05	99.31%	8.193	356	82.78	631
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	1	37,278.45	0.01%	12.600	105	57.80	518
121-180	24	2,721,175.39	0.45%	8.231	174	70.89	661
181-240	12	1,388,463.11	0.23%	8.788	236	77.97	597
301-360	3,105	596,318,566.05	99.31%	8.193	356	82.78	631
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	151	23,818,681.18	3.97%	8.221	355	78.20	622
20.01 -25.00	103	16,118,859.86	2.68%	8.426	356	82.33	637
25.01 -30.00	165	23,778,582.28	3.96%	8.673	356	80.80	613
30.01 -35.00	305	53,581,155.74	8.92%	8.232	355	80.89	628
35.01 -40.00	396	73,638,849.99	12.26%	8.286	353	82.35	629
40.01 -45.00	609	116,441,225.11	19.39%	8.267	355	83.11	631
45.01 -50.00	649	129,938,193.19	21.64%	8.167	356	83.81	635
50.01 -55.00	560	117,451,526.22	19.56%	8.131	356	83.39	632
55.01 -60.00	170	37,848,265.29	6.30%	7.686	352	83.55	622
60.01+	6	1,162,343.63	0.19%	8.130	358	83.46	641
None	28	6,687,800.51	1.11%	7.843	354	79.93	714
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,793	481,496,495.76	80.19%	7.939	356	81.67	627
Fixed Rate	1,349	118,968,987.24	19.81%	9.229	352	86.94	648
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	5	97,349.81	0.02%	11.410	353	100.00	602
2/13 6 MO LIBOR	1	65,262.32	0.01%	7.540	170	80.00	581
2/28 6 MO LIBOR	1,092	235,329,131.77	39.19%	8.406	356	81.96	617
2/28 6 MO LIBOR 40/30 Balloon	299	109,709,624.03	18.27%	7.663	358	82.59	632
2/28 6 MO LIBOR IO	276	98,155,677.22	16.35%	7.262	356	80.40	635
3/12 6 MO LIBOR	1	776,857.72	0.13%	5.600	172	66.67	711
3/27 6 MO LIBOR	36	10,158,232.86	1.69%	8.486	356	83.28	622
3/27 6 MO LIBOR 40/30 Balloon	12	4,075,274.53	0.68%	8.117	358	86.21	632
3/27 6 MO LIBOR IO	4	858,470.08	0.14%	7.718	356	78.95	688
5/25 6 MO LIBOR	36	9,572,463.72	1.59%	7.185	354	78.47	667
5/25 6 MO LIBOR 40/30 Balloon	12	4,627,346.73	0.77%	7.316	357	80.81	650
5/25 6 MO LIBOR IO	16	7,472,522.62	1.24%	6.916	357	77.10	661
6 MO LIBOR	3	598,282.35	0.10%	8.122	352	83.48	634
Fixed Rate 10 Yr	1	37,278.45	0.01%	12.600	105	57.80	518
Fixed Rate 15 Yr	22	1,879,055.35	0.31%	9.343	175	72.31	643
Fixed Rate 20 Yr	12	1,388,463.11	0.23%	8.788	236	77.97	597
Fixed Rate 30 Yr	1,274	100,894,459.51	16.80%	9.521	356	88.72	648
Fixed Rate 30 Yr 5Yr IO	11	4,738,029.19	0.79%	6.819	354	75.40	638
Fixed Rate 30 Yr Rate Reduction	5	383,325.78	0.06%	11.637	353	77.73	568
Fixed Rate 40/30 Balloon	24	9,648,375.85	1.61%	7.297	358	78.57	656
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	307	111,224,699.11	18.52%	7.223	356	79.95	638
Not Interest Only	2,835	489,240,783.89	81.48%	8.416	355	83.34	629
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,055	152,649,211.93	25.42%	8.719	354	83.60	631
Prepay Penalty: 12 months	136	53,860,603.43	8.97%	7.828	354	81.42	636
Prepay Penalty: 24 months	1,608	323,411,750.04	53.86%	8.097	356	82.91	626
Prepay Penalty: 30 months	2	569,514.58	0.09%	7.886	359	84.29	632
Prepay Penalty: 36 months	341	69,974,403.02	11.65%	7.790	354	80.84	648
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	2,047	546,596,353.16	91.03%	7.895	355	81.25	630
Second Lien	1,095	53,869,129.84	8.97%	11.236	354	97.50	644
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	2,381	368,574,938.25	61.38%	8.260	355	84.76	623
Lite Documentation	20	6,420,225.45	1.07%	8.835	358	75.46	611
No Documentation	29	6,746,334.34	1.12%	7.875	354	80.13	714
Stated Income Documentation	712	218,723,984.96	36.43%	8.076	355	79.55	641
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	915	278,653,752.30	46.41%	7.896	354	78.24	616
Purchase	2,093	295,207,877.79	49.16%	8.472	356	87.10	645
Rate/Term Refinance	134	26,603,852.91	4.43%	8.247	354	80.84	624
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	43	12,522,176.47	2.09%	8.063	356	82.15	658
2-4 Units Detached	118	28,426,840.99	4.73%	8.156	355	85.37	657
Condo Conversion Attached	8	2,143,532.35	0.36%	8.655	358	83.17	653
Condo High-Rise Attached	23	4,416,818.05	0.74%	8.674	328	84.08	665
Condo Low-Rise Attached	187	31,616,264.32	5.27%	8.449	356	84.55	648
Condo Low-Rise Detached	1	43,186.99	0.01%	9.750	353	103.00	691
Condotel Attached	2	1,236,049.92	0.21%	7.624	355	79.55	639
Manufactured Housing	186	23,760,338.88	3.96%	8.564	349	78.67	656
PUD Attached	76	10,148,521.91	1.69%	8.548	356	87.72	629
PUD Detached	292	68,672,655.19	11.44%	8.072	357	82.82	623
Single Family Attached	100	12,680,427.84	2.11%	8.691	356	87.66	633
Single Family Detached	2,106	404,798,670.09	67.41%	8.150	355	82.33	626
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	167	31,376,379.47	5.23%	9.044	356	87.85	658
Primary	2,904	549,741,279.81	91.55%	8.159	355	82.42	628
Second Home	71	19,347,823.72	3.22%	7.821	355	82.68	657
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	79	23,836,602.47	3.97%	8.600	356	77.59	572
AA	289	72,106,770.41	12.01%	8.582	356	82.03	585
AA+	2,635	478,923,492.12	79.76%	8.044	355	83.67	644
AAA	7	813,769.82	0.14%	8.199	355	85.10	672
B	64	14,879,118.51	2.48%	9.040	354	72.76	560
C	35	4,941,254.99	0.82%	10.070	354	72.33	550
CC	31	4,822,629.17	0.80%	10.737	354	63.70	546
NG	2	141,845.51	0.02%	11.017	334	92.57	658
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	29	3,370,370.49	0.56%	8.314	355	85.99	634
Arizona	72	9,395,348.96	1.56%	8.308	356	83.53	642
Arkansas	16	1,319,901.03	0.22%	9.959	356	83.71	612
California	462	162,729,364.34	27.10%	7.552	357	81.75	638
Colorado	48	7,582,670.43	1.26%	7.747	356	79.78	623
Connecticut	39	7,847,781.21	1.31%	8.284	356	78.20	634
Delaware	7	1,445,795.84	0.24%	7.296	354	80.78	654
District of Columbia	13	2,449,684.38	0.41%	8.405	355	84.86	631
Florida	400	77,906,404.21	12.97%	8.362	356	82.07	632
Georgia	82	10,852,120.64	1.81%	8.783	356	85.09	614
Hawaii	24	11,288,562.29	1.88%	7.533	356	77.91	635
Idaho	15	1,078,679.29	0.18%	9.384	356	81.87	635
Illinois	61	10,183,155.82	1.70%	8.586	354	86.71	613
Indiana	46	4,617,480.14	0.77%	9.037	355	87.76	627
Iowa	10	834,345.74	0.14%	9.302	353	92.20	612
Kansas	6	199,278.79	0.03%	11.814	355	92.17	625
Kentucky	32	2,202,610.84	0.37%	9.128	350	86.60	607
Louisiana	35	2,947,445.90	0.49%	9.033	356	88.09	636
Maine	27	3,086,801.86	0.51%	8.529	353	87.27	637
Maryland	76	16,860,390.13	2.81%	8.136	353	81.84	635
Massachusetts	114	34,427,191.06	5.73%	7.925	354	79.12	633
Michigan	119	12,373,563.85	2.06%	9.385	354	84.11	603
Minnesota	17	3,287,948.39	0.55%	8.175	354	85.71	623
Mississippi	12	952,812.53	0.16%	9.682	357	82.66	619
Missouri	32	2,362,073.30	0.39%	10.501	357	92.09	607
Montana	1	84,515.45	0.01%	10.150	355	70.00	527
Nebraska	6	528,623.39	0.09%	9.025	355	82.79	618
Nevada	60	12,688,865.35	2.11%	8.076	356	79.60	626
New Hampshire	25	3,469,346.19	0.58%	7.891	355	84.39	616
New Jersey	68	22,051,659.19	3.67%	8.397	357	83.36	637
New York	154	48,749,903.41	8.12%	7.996	353	81.22	641
North Carolina	75	7,962,210.98	1.33%	8.944	354	85.29	611
Ohio	95	10,777,703.12	1.79%	9.001	356	85.50	603
Oklahoma	34	2,508,438.65	0.42%	9.668	355	87.09	591
Oregon	33	5,780,276.37	0.96%	8.550	356	85.79	658
Pennsylvania	87	8,660,215.04	1.44%	9.217	356	87.35	621
Rhode Island	27	5,273,352.55	0.88%	8.522	357	85.20	623
South Carolina	42	4,894,239.54	0.82%	8.704	351	83.56	616
South Dakota	7	763,625.20	0.13%	8.745	357	88.54	637
Tennessee	57	5,560,488.26	0.93%	8.260	352	87.06	630
Texas	322	35,379,323.94	5.89%	8.815	352	84.64	614
Utah	19	2,615,733.60	0.44%	8.682	358	85.88	615
Vermont	7	595,554.14	0.10%	9.023	353	90.44	643
Virginia	132	19,978,352.23	3.33%	8.460	355	86.01	632
Washington	61	7,542,394.49	1.26%	8.798	353	83.70	631
Wisconsin	25	2,184,867.22	0.36%	9.605	357	89.69	596
Wyoming	11	814,013.23	0.14%	9.399	354	89.16	608
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	2,521	470,394,575.18	78.34%	8.388	355	83.53	626
Silent 2nd	621	130,070,907.82	21.66%	7.495	356	79.76	650
Total	3,142	600,465,483.00	100.00%	8.195	355	82.71	631

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	52,144.30	0.01%	12.250	355	95.00	542
3.000 - 3.499	1	275,619.02	0.06%	5.650	352	74.14	738
3.500 - 3.999	12	3,967,784.07	0.82%	6.198	353	72.23	666
4.000 - 4.499	53	18,138,954.69	3.77%	6.314	344	75.90	672
4.500 - 4.999	98	30,992,630.80	6.44%	6.669	353	77.99	661
5.000 - 5.499	153	41,664,321.60	8.65%	7.116	354	79.77	655
5.500 - 5.999	186	52,536,613.53	10.91%	7.381	355	80.35	641
6.000 - 6.499	833	237,060,479.40	49.23%	8.027	358	83.04	626
6.500 - 6.999	194	49,212,695.45	10.22%	8.673	357	82.79	602
7.000 - 7.499	113	22,650,792.79	4.70%	9.279	356	83.31	586
7.500 - 7.999	55	10,163,790.28	2.11%	9.765	356	86.35	575
8.000 - 8.499	85	13,651,043.33	2.84%	10.272	354	77.24	544
8.500 - 8.999	6	883,201.37	0.18%	9.815	350	84.38	556
9.000 - 9.499	2	227,278.70	0.05%	9.798	351	72.61	563
9.500 - 9.999	1	19,146.43	0.00%	11.250	352	100.00	594
Total	1,793	481,496,495.76	100.00%	7.939	356	81.67	627

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	5	2,085,086.85	0.43%	5.366	351	81.50	689
5.500 - 5.999	38	14,783,634.06	3.07%	5.787	345	80.32	687
6.000 - 6.499	82	34,749,912.87	7.22%	6.337	355	76.42	645
6.500 - 6.999	176	67,290,766.80	13.98%	6.782	355	79.77	649
7.000 - 7.499	204	66,525,258.67	13.82%	7.263	357	80.83	645
7.500 - 7.999	303	96,099,046.16	19.96%	7.734	356	80.05	629
8.000 - 8.499	220	58,440,241.37	12.14%	8.247	357	84.59	623
8.500 - 8.999	236	54,365,590.62	11.29%	8.717	357	84.40	610
9.000 - 9.499	158	32,757,184.61	6.80%	9.207	357	85.15	607
9.500 - 9.999	125	20,654,881.38	4.29%	9.706	356	83.14	586
10.000 -10.499	80	11,415,358.66	2.37%	10.248	356	85.25	580
10.500 -10.999	73	10,789,136.29	2.24%	10.687	358	85.17	565
11.000 -11.499	46	6,801,428.51	1.41%	11.243	356	83.21	551
11.500 -11.999	35	3,452,629.46	0.72%	11.739	358	79.90	555
12.000 -12.499	11	1,256,754.01	0.26%	12.189	356	75.61	548
12.500 -12.999	1	29,585.44	0.01%	12.700	358	100.00	572
Total	1,793	481,496,495.76	100.00%	7.939	356	81.67	627

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.000 - 9.499	1	404,144.37	0.08%	6.250	354	70.00	677
10.000 -10.499	3	842,937.85	0.18%	7.222	355	77.09	683
10.500 -10.999	1	187,669.06	0.04%	7.500	356	80.00	571
11.000 -11.499	9	2,447,344.13	0.51%	5.815	352	82.72	687
11.500 -11.999	39	14,948,388.20	3.10%	5.817	345	80.50	686
12.000 -12.499	79	33,682,321.58	7.00%	6.347	355	76.47	643
12.500 -12.999	175	66,602,352.19	13.83%	6.787	355	79.88	649
13.000 -13.499	201	65,643,565.42	13.63%	7.267	357	80.88	644
13.500 -13.999	304	96,836,410.78	20.11%	7.727	356	79.98	628
14.000 -14.499	218	58,482,291.72	12.15%	8.241	357	84.50	623
14.500 -14.999	237	54,651,285.54	11.35%	8.706	357	84.32	613
15.000 -15.499	157	32,068,318.15	6.66%	9.209	357	85.26	609
15.500 -15.999	126	21,283,335.19	4.42%	9.675	356	83.07	585
16.000 -16.499	79	11,255,714.73	2.34%	10.251	356	85.33	579
16.500 -16.999	73	10,789,136.29	2.24%	10.687	358	85.17	565
17.000 -17.499	45	6,695,215.58	1.39%	11.245	356	83.18	552
17.500 -17.999	34	3,389,725.53	0.70%	11.738	358	79.99	554
18.000 -18.499	11	1,256,754.01	0.26%	12.189	356	75.61	548
18.500 -18.999	1	29,585.44	0.01%	12.700	358	100.00	572
Total	1,793	481,496,495.76	100.00%	7.939	356	81.67	627

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3	598,282.35	0.12%	8.122	352	83.48	634
2.000	9	2,080,938.55	0.43%	7.871	352	82.39	631
3.000	1,781	478,817,274.86	99.44%	7.939	356	81.66	627
Total	1,793	481,496,495.76	100.00%	7.939	356	81.67	627

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,791	480,813,902.65	99.86%	7.940	356	81.67	627
1.500	2	682,593.11	0.14%	7.325	352	80.00	709
Total	1,793	481,496,495.76	100.00%	7.939	356	81.67	627

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
07/01/06	1	105,402.78	0.02%	10.850	332	90.00	676
08/01/06	3	291,360.28	0.06%	10.046	331	86.80	567
09/01/06	2	228,489.01	0.05%	8.649	342	80.00	655
10/01/06	3	356,369.10	0.07%	8.383	345	84.83	594
11/01/06	2	446,399.20	0.09%	7.497	349	87.32	619
03/01/07	5	994,356.06	0.21%	7.587	346	87.87	640
04/01/07	16	3,748,107.65	0.78%	7.655	347	85.68	597
05/01/07	10	1,893,352.59	0.39%	6.705	348	86.30	674
06/01/07	11	2,368,766.52	0.49%	6.974	349	84.96	650
07/01/07	51	10,029,213.82	2.08%	7.279	349	81.34	639
08/01/07	59	15,375,543.39	3.19%	7.893	351	75.87	614
09/01/07	106	22,440,669.90	4.66%	7.417	352	85.53	655
10/01/07	142	33,701,811.37	7.00%	7.362	353	80.63	635
11/01/07	127	26,906,504.91	5.59%	7.878	354	79.96	629
12/01/07	212	63,224,266.80	13.13%	8.042	355	81.60	627
01/01/08	71	14,458,632.81	3.00%	8.596	356	86.02	636
02/01/08	48	9,795,234.32	2.03%	8.415	357	79.41	644
03/01/08	15	4,870,536.59	1.01%	7.366	358	80.65	611
04/01/08	775	228,182,719.15	47.39%	8.122	359	81.94	616
05/01/08	13	4,559,600.00	0.95%	7.671	360	81.02	734
07/01/08	4	527,259.00	0.11%	8.583	350	70.95	622
08/01/08	2	347,151.18	0.07%	7.610	351	90.00	706
09/01/08	5	1,791,946.23	0.37%	6.926	274	75.87	683
10/01/08	6	1,938,648.89	0.40%	7.485	353	81.25	628
11/01/08	2	200,201.02	0.04%	8.073	354	78.49	715
12/01/08	3	1,585,997.57	0.33%	8.566	355	93.66	568
01/01/09	1	212,522.11	0.04%	8.750	356	80.00	680
02/01/09	1	152,829.75	0.03%	10.860	357	85.00	661
03/01/09	2	1,170,896.75	0.24%	9.582	358	90.00	625
04/01/09	25	7,342,824.13	1.53%	8.424	359	82.54	623
05/01/09	1	479,200.00	0.10%	6.950	360	80.00	754
05/01/10	1	60,223.48	0.01%	8.700	348	90.00	597
06/01/10	1	62,630.39	0.01%	9.300	349	70.00	627
07/01/10	1	1,039,507.72	0.22%	6.100	350	58.33	658
08/01/10	2	1,102,987.36	0.23%	5.859	351	80.00	692
09/01/10	12	3,220,314.96	0.67%	6.717	352	86.14	712
10/01/10	4	1,272,124.20	0.26%	6.721	353	83.41	709
11/01/10	7	1,448,441.51	0.30%	7.566	354	81.06	645
12/01/10	9	2,594,037.58	0.54%	7.039	355	83.56	656
01/01/11	2	161,161.21	0.03%	8.989	356	82.08	579
03/01/11	1	483,773.20	0.10%	8.700	358	69.64	540
04/01/11	24	10,227,131.46	2.12%	7.367	359	76.07	648
04/01/20	1	14,895.50	0.00%	9.625	347	100.00	653
06/01/20	1	17,858.11	0.00%	10.500	349	100.00	626
09/01/20	1	19,146.43	0.00%	11.250	352	100.00	594
10/01/20	1	15,864.33	0.00%	11.900	353	100.00	591
03/01/21	1	29,585.44	0.01%	12.700	358	100.00	572
Total	1,793	481,496,495.76	100.00%	7.939	356	81.67	627